Exhibit 1.01

AeroVironment, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2014

This report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). Please refer to the Rule, Specialized Disclosure Report on Form SD (“Form SD”) and the 1934 Act Release No. 34-67716 (August 22, 2012) for definitions of the terms used in this report, unless otherwise defined herein.  This report has been prepared by the management of AeroVironment, Inc. (herein referred to as “AV,” the “Company,” “we,” “us,” or “our”). For purposes of this report, the term “3TG” means tantalum, tin, tungsten, and gold.  The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

Company Overview and Summary

We design, develop, produce, support and operate a technologically-advanced portfolio of products and services. We supply unmanned aircraft systems, or UAS, tactical missile systems and related services primarily to organizations within the U.S. Department of Defense, or DoD. We also supply charging systems and services for electric vehicles, or EVs, and power cycling and test systems to commercial, consumer and government customers.

The Company determined that 3TG were necessary to the functionality or production of products that we manufactured or contracted to be manufactured during calendar 2014.  Therefore, AeroVironment conducted a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any of the 3TG in its products originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”).  Based on its RCOI, AeroVironment believes that its products could contain 3TG that may have originated in the Covered Countries and, therefore, in accordance with the Rule, performed due diligence on the source and chain of custody of the 3TG in question to determine whether its products are “DRC Conflict Free.”  AeroVironment designed its due diligence measures to conform, in all material respects, with the nationally recognized due diligence framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). As a result of our due diligence efforts, AeroVironment concluded in good faith that during 2014 its products are “DRC Conflict Undeterminable” (as defined in Form SD).

Description of Company Products and Programs

The following items provide additional detail on our products that contain 3TG:

Small Unmanned Aircraft Systems (UAS) - Our small UAS typically consist of multiple unmanned aerial vehicles with payloads of electro-optical and infrared sensors, and multiple ground control stations. Modular battery packs provide power to the unmanned aerial vehicles and ground control stations.

Global Observer - Global Observer is our high-altitude, long-endurance unmanned aircraft system in development.

Tactical Missile Systems — AeroVironment’s Switchblade is a remotely piloted, man-portable tactical missile system that consists of a tube-launched air vehicle, an explosive warhead, launch tube and a ground control station.

Passenger and Fleet Electric Vehicle Charging Systems - We offer a complete portfolio of charging infrastructure for passenger and fleet electric vehicles, including portable level 2 charging cords, overnight home chargers, public chargers, public fast chargers, installation services, data collection systems and communications through multiple wired and wireless data communications options.

PosiCharge Industrial Electric Vehicle Charging Systems - AeroVironment provides charging systems and related accessories for industrial forklifts, robotic vehicles and other industrial equipment.

Power Cycling and Test Systems - We supply a line of DC power cycling and test systems to research and development organizations that focus on electric propulsion systems, electric generation systems and electricity storage systems. In addition, these systems can emulate any drive train component, enabling the testing of individual components or partial drive trains.

Design of Due Diligence

We designed our due diligence measures to conform, in all material respects, with the framework in the OECD Guidance.  The OECD Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step.  We developed our due diligence process to address each of these five steps, namely:

•                  establishing strong company management systems regarding conflict minerals;

•                  identifying and assessing risks in our supply chain;

•                  designing and implementing a strategy to respond to identified risks in our supply chain;

•                  utilizing independent third-party audits of supply chain diligence; and

•                  publicly reporting on our supply chain due diligence.

We are a downstream supplier, many steps removed from the mining of 3TG. A large number of suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, AeroVironment does not purchase raw ore or unrefined conflict minerals or make purchases from the Covered Countries.   The origin of the conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives.  The smelters and refiners consolidate raw ore and represent the best actors in the total supply chain to possess knowledge of the origin of the ores they procure.

The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain.  In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors.  Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers.  Accordingly, we rely primarily on our “tier 1” (direct) suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us.

Due Diligence Performed

Management Systems

Internal Compliance Team

AeroVironment established a cross-functional Conflict Mineral Compliance Team sponsored by Doug Scott, Senior Vice President and General Counsel, comprising representatives from our purchasing, subcontracts, legal and finance teams. Subject matter experts from relevant functions such as purchasing, subcontracts and engineering support this Conflict Mineral Compliance Team.

The Conflicts Mineral Compliance Team is responsible for implementing our conflict minerals compliance strategy. The Conflicts Mineral Compliance Team briefs senior management about the results of our due diligence efforts on a periodic basis.

Conflict Minerals Policy

We adopted a Conflict Minerals Policy articulating our conflict minerals supply chain diligence process and our commitment to our reporting obligations regarding conflict minerals.  Our policy is available on our website at www.avinc.com.

Other Management Systems

We also implemented the following management systems to support our conflict minerals compliance program:

•                  When entering into or renewing supplier contracts we add a clause to require suppliers to provide information about the source of 3TG and smelters.

•                  We, through Assent Compliance, Inc. (“Assent”), (i) provide our suppliers with training on the Rule as well as our expectations regarding the responsible sourcing of conflict minerals, and (ii) leverage our existing communications with individual suppliers, specifically their procurement departments, to encourage their interactions with Assent as well as understand the requirement for completion. Feedback from this engagement allows us to enhance the training, focus and adapt it to each supplier’s needs. It also allows for our supplier communications to be more focused and ensure expectations are clear.

•                  We established multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of AeroVironment’s policies, including with respect to conflict minerals.

•                  We implemented a document retention policy through Assent to retain conflict minerals related documents, including supplier responses to EICC/GeSI forms, also known as Conflict Minerals Reporting Template (“CMRT”) forms.  We store all of the information and findings from this process in a database that can be audited by internal or external parties.

Identify and assess risk in the supply chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers.

Risks and Red Flags are identified automatically in the Assent Compliance Manager system based on criteria established for supplier responses in the System.

Red Flag responses are addressed by Assent Compliance Supply Chain staff who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

The primary risk we identified with respect to the reporting period ended December 31, 2014 related to the nature of the responses received. A large number of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TG in the components supplied to AeroVironment. Additionally, many suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.  We were, therefore, unable to determine all of the smelters or refiners in our supply chain and could not determine whether any of the conflict minerals contained in our products originated from the Covered Countries.

Design and Implement a Strategy to Respond to Risks

Together with Assent, we developed processes to assess and respond to the risks identified in our supply chain.  As discussed above, the primary risk we identified with respect to the reporting period ended December 31, 2014 related to the nature of the responses received and lack of information about the smelters and refiners used for 3TG in the components supplied to AeroVironment.  To address this risk, Assent Compliance Supply Chain staff worked with our suppliers to provide better and more accurate data on the source and country of origin of 3TG in the products supplied to us.  We are continuing to engage with our suppliers and offer them suggestions as to how to effectively diligence their own supply chains and complete the CMRT form.

Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. Instead, we rely on third-party audits of smelters and refiners conducted as part of the CFSI Conflict-Free Smelter Program, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Public Reporting on Supply Chain Due Diligence

We have published our Form SD for the year ended December 31, 2014 and this report in the Investor Relations section of our website at avinc.com.  Information found on or accessed through our website is not considered part of this report and is not incorporated by reference herein.  We have also publicly filed our Form SD and this report with the Securities and Exchange Commission.

Supply Chain Review Results

To determine whether necessary 3TG in our products originated in Covered Countries, we retained Assent to assist us in reviewing our supply chain.  We conducted a survey of all our suppliers of components of our products. We decided not to further filter this list based on the necessity of the presence of 3TG in our products as AeroVironment could not definitively determine the presence or absence of 3TG in all parts supplied to us for our products.

During the supplier survey, we contacted suppliers via the Assent Compliance Manager, a SaaS platform provided by Assent that enables its users to complete and track supplier communications as well as allow suppliers to upload completed EICC-GeSI forms directly to the platform for red flag assessment and management. Assent requested that suppliers complete the CMRT forms and included training and education on the completion of the CMRT form in its mailing to suppliers.  Assent monitored and tracked all of these communications in Assent’s system for future reporting and transparency.

Assent periodically informed the Company of the response rate of suppliers during the diligence process.  AeroVironment directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested such suppliers to complete the CMRT form and submit such form to Assent.  Suppliers requesting additional information regarding the form were encouraged to review informational materials prepared by Assent and to contact Assent with further questions.

Of the 316 suppliers we surveyed, we received responses (via the Assent Compliance Manager and directly from suppliers) from approximately 91.1% of the suppliers surveyed.  Responses received from these suppliers represented approximately 84.4% of our total spend in 2013 and 2014 on components and materials for our products.  We reviewed the initial responses against criteria developed to determine which suppliers required further engagement based on the information provided. These criteria included incomplete responses as well as inconsistencies within the data reported on the CMRT form. AeroVironment and Assent worked directly with these suppliers to attempt to obtain revised responses.  Ultimately, approximately 10.8% of the responses received contained an inconsistency or were deemed incomplete.

Assent compared the list of smelters and refiners provided in our suppliers’ responses to the lists of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”), the United States Department of Commerce (“DoC”) and the London Bouillon Market Association (“LBMA”) and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on CFSI’s list of validated conflict free smelters and refiners of 3TG.  Our suppliers identified a total of 279 smelters and refiners that appear on the lists maintained by CFSI, the DoC and the LBMA.  Of these 279 smelters and refiners, 150 are validated as conflict free by CFSI, and, based on information provided by CFSI, a further 42 have agreed to undergo or are currently undergoing a third-party audit.  Most of the CMRTs we received were made on a company or division level basis which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TG contained in our products.  All smelters and refiners identified by our suppliers that we believe may source 3TG from the Covered Countries appear on CFSI’s list of validated conflict free smelters and refiners.

Facilities, Country of Origin and Mines

Efforts to Determine Mine or Location of Origin

Our efforts to determine the mine or location of origin of the necessary conflict minerals contained in our products that are DRC Conflict Undeterminable include the due diligence efforts described in this report.

Facilities Used to Process, and Country of Origin of, the Necessary Conflict Minerals in our Products

Attached as Appendix A is a list of all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the CFSI, DoC and LBMA.  Because most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Appendix A actually processed the 3TGs contained in our products.  Therefore, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that actually processed the conflict minerals contained in our products.

Steps to be taken to mitigate risk

Since December 31, 2014, we have taken or intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in our products could benefit armed groups in the DRC or adjoining countries:

a.                    Work more closely with our third party conflict minerals service provider to obtain CMRTs on a product-specific basis to enable us to determine which smelters and refiners actually process 3TGs contained in our products.

b.                    Engage with our suppliers more closely and provide suppliers with more information and training resources regarding responsible sourcing of 3TGs.

c.                     Encourage our suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

APPENDIX A

Conflict Mineral	Smelter/Refinery Name	Location
Tungsten	A.L.M.T. Corp.	JAPAN
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.*	JAPAN
Tungsten	Air Products	UNITED STATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Tin	Alpha*	UNITED STATES
Tin	Amalgamet Inc.	PERU
Gold	AngloGold Ashanti Córrego do Sítio Minerção*	BRAZIL
Gold	Argor-Heraeus SA*	SWITZERLAND
Gold	Asahi Pretec Corporation*	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	TURKEY
Gold	Aurubis AG*	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery — Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Gold	Chimet S.p.A.*	ITALY
Gold	China National Gold Group Corporation	CHINA
Tin	China Rare Metal Materials Company*	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Gold	Colt Refining	UNITED STATES
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CSC Pure Technologies	RUSSIAN FEDERATION
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA

Conflict Mineral	Smelter/Refinery Name	Location
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting*	INDONESIA
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa*	JAPAN
Tin	Dowa*	JAPAN
Tantalum	Duoluoshan*	CHINA
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Tin	Electroloy Metal Pte	SINGAPORE
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tin	Fenix Metals	POLAND
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.*	CHINA
Tin	Gejiu Zi-Li	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Gold	Guangdong Jinding Gold Limited	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch*	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tungsten	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY

Conflict Mineral	Smelter/Refinery Name	Location
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Gold	Heraeus Ltd. Hong Kong*	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Tantalum	Hi-Temp*	UNITED STATES
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Tin	Hyundai-Steel	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Tungsten	Izawa Metal Co., Ltd	JAPAN
Gold	Japan Mint*	JAPAN
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tin	Jean Goldschmidt International SA	BELGIUM
Gold	Jiangxi Copper Company Limited	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tin	Jiangxi Nanshan	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Gold	Johnson Matthey Inc.*	UNITED STATES
Gold	Johnson Matthey Ltd*	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kazzinc Ltd*	KAZAKHSTAN
Tantalum	KEMET Blue Metals*	MEXICO

Conflict Mineral	Smelter/Refinery Name	Location
Tantalum	KEMET Blue Powder*	UNITED STATES
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd*	CHINA
Gold	Kojima Chemicals Co., Ltd*	JAPAN
Tin	Koki Products Co. Ltd.	THAILAND
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Tin	KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	CZECH REPUBLIC
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry*	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Tin	Magnu’s Minerais Metais e Ligas LTDA*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Tin	Melt Metais e Ligas S/A*	BRAZIL
Tin	Metallo Chimique*	BELGIUM
Tantalum	Metallurgical Products India (Pvt.) Ltd.*	INDIA
Gold	Metalor Technologies (Hong Kong) Ltd*	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.*	SINGAPORE
Gold	Metalor Technologies SA*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Met-Mex Peñoles, S.A.*	MEXICO
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Gold	Mitsubishi Materials Corporation*	JAPAN
Tin	Mitsubishi Materials Corporation*	JAPAN
Tantalum	Mitsui Mining & Smelting*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	Molycorp Silmet A.S.*	ESTONIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY

Conflict Mineral	Smelter/Refinery Name	Location
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD*	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	Nippon Mining & Metals Co. Ltd.	JAPAN
Tungsten	North American Tungsten	CANADA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Gold	Ohio Precious Metals, LLC*	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd*	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Tin	OMSA*	BOLIVIA
Gold	PAMP SA*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Tantalum	Plansee SE Liezen*	AUSTRIA
Tantalum	Plansee SE Reutte*	AUSTRIA
Tin	Poongsan Corporation	KOREA, REPUBLIC OF
Tin	POSCO	KOREA, REPUBLIC OF
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Tin	PT Alam Lestari Kencana	INDONESIA
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya*	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA

Conflict Mineral	Smelter/Refinery Name	Location
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT REFINED BANGKA TIN*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah*	INDONESIA
Tin	PT Timah (Persero), Tbk*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT WAHANA PERKIT JAYA*	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Pure Technology	RUSSIA
Gold	PX Précinox SA*	SWITZERLAND
Tantalum	QuantumClean*	UNITED STATES
Tin	Rahman Hydraulic Tin Sdn Bhd	MALAYSIA
Gold	Rand Refinery (Pty) Ltd*	SOUTH AFRICA
Tantalum	RFH Tantalum Smeltry Co., Ltd*	CHINA
Gold	Royal Canadian Mint*	CANADA
Tin	Rui Da Hung	TAIWAN
Gold	Sabin Metal Corp.	UNITED STATES
Tungsten	Saganoseki Smelter & Refinery	JAPAN
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal*	NETHERLANDS
Gold	SEMPSA Joyería Platería SA*	SPAIN
Tin	SGS	BOLIVIA
Gold	Shandong Tarzan Bio-Gold Co Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd*	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin	Soft Metais, Ltda.	BRAZIL
Gold	Solar Applied Materials Technology Corp.*	TAIWAN

Conflict Mineral	Smelter/Refinery Name	Location
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Tungsten	TaeguTec Ltd.	KOREA, REPUBLIC OF
Tantalum	Taki Chemicals*	JAPAN
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Tin	Technic Inc.	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tantalum	Telex*	UNITED STATES
Tin	Thaisarco*	THAILAND
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd*	CHINA
Gold	Tokuriki Honten Co., Ltd*	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Tantalum	Ulba*	KAZAKHSTAN
Gold	Umicore Brasil Ltda*	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Valcambi SA*	SWITZERLAND
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd*	VIET NAM
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co. Ltd	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd*	CHINA
Gold	Yokohama Metal Co Ltd	JAPAN
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Gold	Yunnan Copper Industry Co Ltd	CHINA
Tin	Yunnan Tin Company, Ltd.*	CHINA
Gold	Zhaoyuan Gold Co.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Tantalum	Zhuzhou Cement Carbide*	CHINA
Gold	Zijin Mining Group Co. Ltd*	CHINA

* CFSI Compliant

Countries of origin for these facilities are believed to include: Argentina, Australia, Austria, Bolivia, Botswana, Brazil, Bulgaria, Burkina Faso, Canada, Chile, China, DRC, Egypt, Ethiopia, Finland, Ghana, Guinea, Indonesia, Ivory Coast, Kazakhstan, Kenya, Malaysia, Mali, Mexico, Mozambique, Namibia, Peru, Russian Federation, Rwanda, South Africa, Taiwan, Tanzania, Thailand, Turkey, United Arab Emirates, United States, Vietnam, Zambia, and Zimbabwe.